UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

PINE TECHNOLOGY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40179	86-1328728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Lena Drive Aurora, Ohio	44202
(Address of principal executive offices)	(Zip Code)

(212) 402-8216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant	PTOCU	The Nasdaq Stock Market LLC
Shares of Class A common stock	PTOC	The Nasdaq Stock Market LLC
Warrants included as part of the units	PTOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On March 22, 2021, Mr. Ciro M. DeFalco was appointed as the Chief Financial Officer, Treasurer and Secretary of Pine Technology Acquisition Corp. (the “Company”), effective immediately.

Mr. DeFalco (65) is an Executive Advisor for G58 Capital, an advisory and consulting firm that serves property/casualty insurance boards, executive management and private equity investors since its inception in September 2019. He is also a consultant to and board member of Adar Tree Capital Corp., an insurance and investment holding company. Mr. DeFalco was previously Executive Vice President and Chief Financial Officer of The Navigators Group, Inc. (“Navigators”), a Nasdaq-listed global specialty insurer, from October 2011 until its sale to The Hartford in 2019. In addition to serving as Chief Financial Officer of Navigators, he was a member of the Global Leadership Team, and served as a Director of its two U.S. insurance companies, Lloyd’s of London Syndicate and two Continental European companies. Prior to Navigators, Mr. DeFalco was Senior Vice President & Group Planning Officer of White Mountains Re Group (“WMRe”), the reinsurance subsidiary of White Mountains Insurance Group. From 2002 to 2011, he managed the direction and oversight of WMRe’s Planning, Capital Management and Catastrophe Management Reporting & Analysis functions. Earlier in his career, Mr. DeFalco held a variety of senior corporate finance, controllership, treasury and audit positions at Marsh & McLennan Companies, Johnson & Higgins and other financial/non-financial industry firms. He is accredited as a Certified Public Accountant and Chartered Global Management Accountant.

Mr. DeFalco has fiduciary, contractual or other obligations or duties to G58 Capital and Adar Tree Capital Corp. As a result, if Mr. DeFalco becomes aware of a business combination opportunity which is suitable for one or more entities to which he has fiduciary, contractual or other obligations or duties, he will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to the Company if such entities reject the opportunity and he determines to present the opportunity to the Company. These conflicts may not be resolved in the Company’s favor and a potential target business may be presented to another entity prior to its presentation to the Company. In addition, Mr. DeFalco has no specific time commitment to the Company.

In connection with this appointment, Mr. DeFalco entered into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the other directors and officers of the Company, a form of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 16, 2021, and a joinder agreement to the Letter Agreement, dated March 10, 2021, between the Company and each of its directors and officers and Pine Technology Sponsor LLC, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2021. Mr. DeFalco will not be compensated by the Company for his services as Chief Financial Officer, Treasurer and Secretary and has not entered into an employment agreement with the Company. In connection with his appointment, Mr. DeFalco was granted an indirect membership interest in Pine Technology Sponsor LLC, the holder of record of 8,625,000 shares of the Company’s Class B common stock and 5,933,333 warrants to acquire shares of the Company’s Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pine Technology Acquisition Corp.

Date: March 22, 2021	By:	/s/ Christopher Longo
		Name:	Christopher Longo
		Title:	Chief Executive Officer